UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

May 21, 2019

(Date of Report (date of earliest event reported))

IRIDEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-27598	77-0210467
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1212 Terra Bella Avenue

Mountain View, California 94043

(Address of principal executive offices, including zip code)

(650) 940-4700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, par value $0.01 per share	IRIX	Nasdaq Global Market

Explanatory Note

This Form 8-K/A is filed as an amendment (Amendment No. 1) to the Current Report on Form 8-K (the “Initial 8-K”) filed by Iridex Corporation (the “Company”) under Item 5.02 on May 21, 2019 (the “Effective Date”).  Amendment No. 1 is being filed to correct the reported number of stock options granted to David Bruce pursuant to the offer letter dated May 17, 2019 by and between himself and the Company (the “Offer Letter”). This number was reported incorrectly on the Initial 8-K as 270,000 shares, but is in fact 200,000 shares.

Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

 As of May 21, 2019, Mr. Bruce also was granted a one-time award of stock options to purchase 200,000 shares of the Company’s common stock (the “Option”), which will be subject to the terms and conditions of the Company’s 2008 Equity Incentive Plan (the “Plan”), as amended, and standard form of option agreement under the Plan.  Mr. Bruce’s Option is scheduled to vest as follows, in each case subject to Mr. Bruce’s continued service with the Company: 50,000 shares subject to the Option shall vest on the one year anniversary of the Effective Date and 1/48th of the shares subject to the Option shall vest on the same day of the month as the Effective Date (or the last day of the month, if there is no corresponding day in such month).

Item 9.01.Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Offer Letter between the Company and David I. Bruce.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRIDEX CORPORATION

By:	/s/ David I. Bruce
David I. Bruce President and Chief Executive Officer

Date: June 14, 2019

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